UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     In connection with the discussion of Item 8.01 below, on November 19, 2008, Carriage Services, Inc. (the “Company”) entered into a Fourth Amendment (“Fourth Amendment”) to its Credit Agreement dated April 27, 2005 with its lenders, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells Fargo”), BofA as its administrative agent, swing line lender, and L/C issuer, and Wells Fargo as its syndication agent. The purpose of this Fourth Amendment was to provide for the $5 million share repurchase program described in Item 8.01 of this Current Report on Form 8-K. The Fourth Amendment also contains, among other things, amending the definition of Interest Expense, amending the computation of interest and fees and amending the test for permitting certain Restricted Payments.
Item 8.01 Other Events.
     On November 20, 2008, the Company issued a press release announcing that its Board of Directors has approved a share repurchase program authorizing the Company to purchase up to an aggregate of $5 million of the Company’s common stock. Subject to applicable rules and regulations, the shares may be purchased from time to time in the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other business considerations. The press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 8.01 by this reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Exhibit

99.1	Press release issued by Carriage Services, Inc. dated November 20, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: November 20, 2008	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press release issued by Carriage Services, Inc. dated November 20, 2008